Exhibit 4.12

SPARE BACKUP, INC.

FORM OF INVESTOR WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock

No. 2007-01	Issue Date: March 19, 2007

THIS CERTIFIES that, for value received, DSGI, PLC (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof, to subscribe for and purchase, from SPARE BACKUP, INC., a Delaware corporation (the “Company”), 2,000,000 of the fully paid non-assessable shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) at a purchase price of $1.25 per share, provided that such right will terminate, if not terminated earlier in accordance with the provisions hereof, at 5:00 p.m. (California time) on the third anniversary (3-5-10)(the “Expiration Date”) of the date hereof. The purchase price and the number of shares for which this warrant (the “Warrant”) is exercisable are subject to adjustment, as provided herein. This Warrant was issued in connection with the DSGI roll out of Spare Backup online backup service dated 2/ 2 / 07

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)        The term “Company” shall include Spare Backup, Inc., f/k/a Newport International Group, Inc., and any corporation which shall succeed or assume the obligations of Spare Backup, Inc. hereunder.

(b)        The term “Warrant Shares” includes (i) the shares of the Company’s Common Stock underlying the Warrant, whether or not said Warrant has been exercised, and (ii) any Other Securities (hereinafter defined).

(c)        The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

(d)        The term “Exercise Price” shall be $1.25 per share, subject to adjustment pursuant to the terms hereof.

1.	Number of Shares Issuable upon Exercise.

Unless sooner terminated in accordance herewith, from and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, 2,000,000 shares of Common Stock (“Warrant Shares”) of the Company, subject to adjustment pursuant hereto, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the “Notice of Exercise”) along with payment to the Company of the Exercise Price.

2.	Exercise of Warrant.

(a)        The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole at any time or in part from time to time by delivery of the Notice of Exercise duly completed and executed at the office of the Company in California (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the shares thereby purchased (cash or by certified or official bank check payable to the order of the Company in an amount equal to the Exercise Price of the shares thereby purchased); whereupon the Holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares so purchased; provided that the Company will place on each certificate a legend substantially the same as that appearing on this Warrant, in addition to any legend required by any applicable state or federal law. If this Warrant is exercised in part, the Company will issue to the Holder hereof a new Warrant upon the same terms as this Warrant but for the balance of Warrant Shares for which this Warrant remains exercisable. The Company agrees that upon exercise of this Warrant the Holder shall be deemed to be the record owner of the Warrant Shares issued upon exercise as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. This Warrant will be surrendered at the time of exercise or if lost, stolen, misplaced or destroyed, the Holder will comply with Section 7 below.

(b)        Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(c)        The Company covenants that all Warrant Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue which shall be paid by the Company in accordance with Section 4 below).

3.	No Fractional Shares.

The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant or to deliver Warrant certificates which evidence fractional Warrant Shares. In the event that a fraction of a Warrant Share would, except for the provisions of this Section 3, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Per Share Market Value (hereinafter defined) of the share.

For purposes of this agreement (the “Warrant Agreement”), the Per Share Market Value shall be determined as follows: As used herein, “Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the national securities exchange on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the average of the closing bid and asked prices on the national securities exchange on the date nearest preceding such date, (b) if the shares of Common Stock are not then listed or quoted on a national securities exchange, the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, at the close of business on such date,or (c) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding.

4.	Charges, Taxes and Expenses.

Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, this Warrant, when exercised, shall be accompanied by the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed by the Holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require, as a condition thereto, that the transferee execute an appropriate investment representation as may be reasonably required by the Company.

5.	No Rights as Shareholders.

This Warrant does not entitle the Holder hereof to any voting rights or other rights as a Shareholder of the Company prior to the exercise hereof.

6.	Exchange and Registry of Warrant.

This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant or Warrants aggregating the total Warrant Shares of the surrendered Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.	Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant.

8.	Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.	Cash Distributions.

No adjustment on account of cash dividends or interest on the Company’s Common Stock or any Other Securities that may become purchasable hereunder will be made to the Exercise Price under this Warrant.

10.	Consolidation, Merger or Sale of the Company.

If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company’s obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company’s obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10.

11.	Adjustments for Stock Splits, Combinations, etc.

The number of Warrant Shares and class of capital stock purchasable under this Warrant Agreement are subject to adjustment from time to time as set forth in this Section 11.

(a)	Adjustment for Change in Capital Stock. If the Company:

(i)        pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii)       subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)      combines its outstanding shares of Common Stock into a smaller number of shares;

(iv)      makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v)       issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the Holder, upon exercise of a Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Warrant Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 11(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

(b)       The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of this Warrant against impairment.

12.	Certificate as to Adjustments.

In each case of any adjustment or readjustment in the Warrant Shares issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Warrant Shares issued or sold or deemed to have been issued or sold, (b) the number of Warrant Shares outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 16 hereof).

13.	Reservation of Stock Issuable on Exercise of Warrant.

The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

14.           Registration Rights. The Warrant Shares shall have certain “piggy-back” registration rights as follows:

(i)        If at any time after the issuance of the Warrants, the Company files with the Securities and Exchange Commission a registration statement (the “Registration Statement”) under the Act registering any shares of equity securities and which could also include for registration the

Warrant Shares without additional undue expense, the Company shall give written notice to each Holder prior to such filing.

(ii)       Within 20 business days after such notice from the Company, each Holder shall give written notice to the Company whether or not such Holder desires to have all of such Holder’s Warrant Shares included in the Registration Statement. If any Holder fails to give such notice within such period, such Holder shall not have the right to have Holder’s Warrant Shares registered pursuant to such Registration Statement. If any Holder gives such notice, then the Company shall include such Holder’s Warrant Shares in the Registration Statement, at Company’s sole cost and expense, subject to the remaining terms of this Section 15.

(iii)      If the Registration Statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of equity securities to be included in the offering, including the Warrant Shares, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of Warrant Shares shall be reduced in the same proportion as the remainder of the shares in the offering and such participating Holder’s Warrant Shares included in such Registration Statement will be reduced proportionately. For this purpose, if other securities in the Registration Statement are derivative securities, their underlying shares shall be included in the computation. Each participating Holder shall enter into such agreements as may be reasonably required by the underwriters and each Holder shall pay the underwriters commissions relating to the sale of their respective Warrant Shares.

(iv)      The Holders shall have an unlimited number of opportunities to have the Warrant Shares registered under this Section 15.

(v)       The Holders shall furnish in writing to the Company such information as the Company shall reasonably require in connection with a Registration Statement.

15.	Warrant Agent.

The Company may, by written notice to each Holder of a Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, exchanging this Warrant pursuant to Section 14, and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

16.	Notices, etc.

All notices shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth in the Subscription Agreement.

17.	Notices of Record Date.

In case,

(a)        The Company takes a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive a dividend, distribution or any other rights; or

(b)        There is any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or consolidation or merger of the Company with or into another corporation which does not constitute a Sale of the Company; or

(c)        There is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall cause to be mailed to the Holder, at least 20 business days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up.

18.	Amendments and Supplements.

(a)        The Company may from time to time supplement or amend this Warrant Agreement without the approval of any Holders in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. All other supplements or amendments to this Warrant Agreement must be signed by the party against whom such supplement or amendment is to be enforced.

(b)        Notwithstanding Section 19(a), the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

19	Call of Warrants by the Company.

Subject to the terms and conditions set forth herein, on any date during the period between the date of this Warrant Agreement and the Expiration Date, on or after the first day after the 10 Trading Day (as defined below) average price of the Common Stock exceeds $2.50 per share (the “Call Date”) and the Warrant Shares have been registered in a Registration Statement, the Company shall have the right to deliver written notices to the Holder a “Call Notice” and the day a Call Notice is delivered, a “Delivery Date”), providing the Company with an option to call, on the third Trading Day following the receipt of the Call Notice (“the Exercise Date”), any or all Warrants. The Company may not deliver a Call Notice unless and until all of the conditions set forth in this Section 20 have been satisfied by the Company or waived by the Holder.

As used herein, “Trading Day” means a day on which the shares of Common Stock are traded on the national securities exchange on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on a national securities exchange, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service; provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a) and (b) hereof, then Trading Day shall mean any calendar day that is not a Saturday, Sunday or federal holiday.

(a)        Conditions Precedent to the Right of the Company to Deliver a Call Notice. The right of the Company to deliver a Call Notice is subject to the satisfaction by the Company or waiver by the Holder, at or before the applicable Delivery Date and the applicable Exercise Date, of each of the following conditions:

(i)        Accuracy of the Company’s Representations and Warranties in the Subscription Agreement. Any material representations and warranties of the Company contained in the Subscription Agreement by and between the Company and Holder shall be true and correct as of the date when made, as of the applicable Delivery Date as though made on and as of the applicable Delivery Date and as of the applicable Exercise Date as though made on and as of the applicable Exercise Date;

(ii)       Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Warrant Agreement and the Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Delivery Date and the applicable Exercise Date;

(iii)      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Warrant Agreement and the Subscription Agreement;

(iv)      Trading Threshold. For the 5 Trading Days immediately preceding the applicable Call Date, the average of the Per Share Market Value for such 5 Trading Days shall be at least $2.25; and

(v)       Registration of Warrants. For the 5 business days immediately preceding the applicable Call Date the Warrant Shares shall be registered on a Registration Statement covering the public sale of securities.

(vi)      Notice. Notice of the Call Date shall be given to registered holders of Warrants in the manner provided in Section 17.

20.	Investment Intent.

Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

21.	Certificates to Bear Language.

The Warrants and the Warrant Shares issuable upon exercise thereof shall bear the following legend by which Holder shall be bound:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

Certificates for Warrants or Warrant Shares without such legend shall be issued if such Warrants or Warrant Shares are sold pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Act”), or if the Company has received an opinion from Holder’s counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act.

22.	Indemnification of Holder.

In the event of the filing of any Registration Statement with respect to the Warrant Shares pursuant to Section 15 hereof, the Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls (within the meaning of the Act) the Holder against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees), to which such Holder or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Holder specifically for inclusion therein. This indemnity will be in addition to any liability which the Company may otherwise have.

23.	Indemnification of the Company.

The Holder agrees that it will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of any registration statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys’ fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Holder may otherwise have.

24.      Indemnification Procedures.

The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party is a Holder or a person who controls a Holder within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action, including any impleaded parties, include both a Holder or such controlling person and the indemnifying party and a Holder or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to a Holder or controlling person which are not available to or in conflict with any legal defenses which may be available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of a Holder or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Holder and controlling person, which firm shall be designated in writing by a majority in interest of such holders and controlling persons based upon the value of the securities included in the Registration Statement). No settlement of any action against an indemnified party shall be made without the consent of the indemnified and the indemnifying parties, which shall not be unreasonably withheld in light of all factors of importance to such parties.

25.	Contribution.

In order to provide for just and equitable contribution under the Act in any case in which (i) a Holder or controlling person makes a claim for indemnification pursuant to Section 25 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 26 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Holder or controlling person, then the Company and any Holder or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder or controlling person on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such Holder and such controlling person agree that it would not be just and equitable if contribution pursuant to this Section 26 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 26. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 26 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

26.      Miscellaneous.

(a)        This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties submit to the jurisdiction of the Courts of the County of Riverside, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Warrant Agreement, including, but not limited to, enforcement of any arbitration award. The Company and the Holder agree to submit to the jurisdiction of such courts and waive trial by jury.

(b)        If any action or proceeding is brought by the Company on the one hand or by the Holder on the other hand to enforce or continue any provision of this Warrant, the prevailing party’s costs and expenses, including its reasonable attorney’s fees, in connection with such action or proceeding shall be paid by the other party.

(c)        In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.

(d)        The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(e)        All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder. Notwithstanding the foregoing, however, nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company or the Holder and their respective permitted transferees (other than transferees who acquire any Warrant Shares that are free of restrictions on transfer under this Warrant Agreement and under the Act), any legal or equitable right, remedy or claim under this Warrant Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Holder and such permitted transferees (other than transferees who acquire any Warrant Shares that are free of restrictions on transfer under this Warrant Agreement and under the Act).

(f)        This Warrant Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and the Holder.

(g)       This Warrant Agreement may be executed in separate counterparts, each of which shall be an original of and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed by its officers thereunto duly authorized.

SPARE BACKUP, INC., a Delaware corporation

By:_____________________________________

Cery B. Perle,

President

Date:	March 19, 2007

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO: SPARE BACKUP, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.2006-____), hereby irrevocably elects to purchase:

________ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is an aggregate of $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ________________________ whose address is ______________________________

______________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:______________________	_______________________________________

(Signature must conform to name of holder as specified on the face of the Warrant)

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(Address)